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                                                                    EXHIBIT 23.1


Independent Auditor's Consent


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-95630 of MiniMed Inc. on Form S-8 of our reported dated January 23, 1998, appearing in the Annual Report on Form 10-K of MiniMed Inc. for the year ended January 2, 1998.

DELOITTE & TOUCHE, LLP

/s/ DELOITTE & TOUCHE, LLP

Los Angeles, California
April 23, 1998